Exhibit 5.1

Silicon Valley Law Group
25 Metro Drive, Suite 600
San Jose, California 95110

April 28, 2006

Procera Networks, Inc.
100 Cooper Court
Los Gatos, California 95032

Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:

We are acting as counsel for Procera Networks, Inc., a Nevada corporation (the “Company”), in connection with the registration of the resale under the Securities Act of 1933, as amended, of up to 15,196,025 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), 1,540,000 shares issuable pursuant to the exercise of warrants for the purchase of common stock (the “Warrant Shares”), 150,000 shares issuable pursuant to stock purchase rights of common stock (the “Purchase Shares”). In this regard, we have participated in the preparation of a Registration Statement on Form SB-2 relating to the Shares, to be filed by you with the Securities and Exchange Commission on or about April 28, 2006 (herein referred to as the “Registration Statement”).

We understand that the Shares are to be sold for resale to the public as described in the Registration Statement. We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that (i) the Shares (other than the Warrant Shares and Purchase Shares) have been duly authorized, validly issued and are fully paid and nonassessable, (ii) the Warrant Shares, when issued and delivered upon exercise of the warrants and receipt by the Company of payment in full therefor in accordance with the terms of such warrants, will be duly authorized, validly issued and fully paid and nonassessable shares, and (iii) the Purchase Shares, when issued and delivered upon exercise of the purchase rights and receipt by the Company of payment in full therefor in accordance with the terms of such purchase rights, will be duly authorized, validly issued and fully paid and nonassessable shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ Silicon Valley Law Group

SILICON VALLEY LAW GROUP